Exhibit 16.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

May 11, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

 RE: SOLVIS GROUP, INC.
 FILE REF. NO. 0-30443

We have read the statements that we understand Solvis Group, Inc. will include under Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such revised statements made regarding our firm.

Very truly yours,

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants